                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Del Global Technologies Corp.
Franklin Park, Illinois

We  hereby  consent  to  the   incorporation  by  reference  in  the  Prospectus
constituting a part of this  Registration  Statement of our report dated October
6, 2006,  except for Note 8 which is as of October  25,  2006,  relating  to the consolidated  financial  statements  as of and for the years ended July 29, 2006 and July 30, 2005, and of our report dated October 6, 2006, relating to the 2006 and 2005 information  included in the financial statement schedule all appearing in Del Global Technologies Corp.'s Annual Report on Form 10-K for the year ended
July 29, 2006.

We also  consent  to the  reference  to us under the  caption  "Experts"  in the
Prospectus.

/s/ BDO Seidman, LLP

Chicago, Illinois
January 25, 2007